Exhibit 10.12

UNION STREET ACQUISITION CORP.

COMPENSATION COMMITTEE CHARTER

PURPOSE

The Compensation Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Union Street Acquisition Corp. (the “Company”) in order to:

•	Monitor the performance of, and develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for, the Chief Executive Officer (“CEO”) of the Company;

•	Monitor the performance of, and review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for, all other executive officers of the Company;

•	Review, approve and recommend to the Board the aggregate number of stock options to be granted to employees;

•	Review general policy matters relating to compensation and benefits of employees; and

•	Prepare certain portions of the Company’s annual proxy statement, including an annual report on executive compensation in compliance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder pertaining to executive compensation disclosure.

COMMITTEE MEMBERSHIP

Committee members shall be appointed by the Board and may be replaced by the Board. The Committee shall consist of at least two members, each of whom shall meet the independence and other applicable requirements of the American Stock Exchange.

The Board shall select one member of the Committee to serve as its Chairperson.

MEETINGS

The Committee shall meet at least once every fiscal year, or more frequently if circumstances dictate.

RESPONSIBILITIES AND PROCESSES

The Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain independent legal counsel or other advisors.

The Committee is charged with the following responsibilities:

1.	Reviewing and approving corporate goals and objectives relevant to compensation and benefits for the CEO and all other executive officers, evaluating the performance of the CEO and all other executive officers in light of those goals and objectives, and recommending to the Board the level of compensation for the CEO and all other executive officers based on such evaluations;

2.	Administering each stock incentive plan that the Company has in place, if any, including the review and approval of all stock option grants to executive officers, non-employee directors and consultants/advisors, and the aggregate number of stock options to be granted to employees;

3.	Reviewing, commenting on and recommending to the Board executive compensation plans, programs and policies of the Company that the Company has in place or proposes to adopt;

4.	Periodically reviewing and making recommendations to the Board with respect to annual compensation for the Company’s directors;

5.	Periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

6.	Periodically reviewing the Company’s policies with regard to employee compensation and benefits generally, reviewing and assessing the effectiveness of the Company’s plans in implementing those policies, and making recommendations to the Board regarding compensation generally, including with respect to the adoption, amendment and termination of stock option, retirement, deferred compensation and incentive compensation plans;

7.	Periodically reviewing and commenting on the adequacy of the Company’s officer and director indemnification and insurance policies and making recommendations regarding these policies to the Board;

8.	Producing an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement in accordance with applicable rules and regulations;

9.	Reviewing and reassessing the adequacy of its Charter as needed, but at least annually, and recommending to the Board any proposed changes to this Charter;

10.	Performing an annual self-evaluation of its performance;

11.	Performing any other activities consistent with this Charter, the Company’s Certificate of Incorporation and By-Laws and applicable law, as the Committee deems appropriate or as requested by the Board; and

12.	Periodically reporting to the Board on the significant results of the foregoing activities.

OTHER

In fulfilling his or her responsibility, each member of the Committee is entitled to rely in good faith upon the Company’s records and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or by any other person who has been selected with reasonable care by or on behalf of the Company, as to matters the member reasonably believes are within such other persons professional or expert competence. Each member of the Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.